                                                                   Exhibit 10.33

                     BILLING AND RELATED SERVICES AGREEMENT

                                     between

                            ACI COMMUNICATIONS, INC.

                                       and

                                  YP.NET, INC.

                            ACI Communications, Inc.
                               9255 Corbin Avenue
                          Northridge, California 91324
TABLE  OF  CONTENTS

  ARTICLE 1. AGREEMENT AND TERM . . . . . . . . . . . . . . . . . .        1
  SECTION 1.01 AGREEMENT. . . . . . . . . . . . . . . . . . . . . .        1
  SECTION 1. 02 TERM AND RENEWAL. . . . . . . . . . . . . . . . . .        1
  ARTICLE 11. DEFINITIONS . . . . . . . . . . . . . . . . . . . . .        2
  SECTION 2.01 DEFINITIONS. . . . . . . . . . . . . . . . . . . . .        2
  ARTICLE 111. ACI'S OBLIGATIONS. . . . . . . . . . . . . . . . . .        5
  SECTION 3.01 BILLING SERVICES . . . . . . . . . . . . . . . . . .        5
  SECTION 3.02 SAFEGUARDING AND RETENTION OF CUSTOMER DATA. . . . .        5

  ARTICLE IV. PAYMENTS TO ACI . . . . . . . . . . . . . . . . . . .        5
  SECTION 4.01 COMPENSATION To ACI. . . . . . . . . . . . . . . . .        5
  SECTION 4.02 OTHER EXPENSES . . . . . . . . . . . . . . . . . . .        6
  SECTION 4.03 COST OF LIVING ADJUSTMENT. . . . . . . . . . . . . .        6
  SECTION 4.04 REIMBURSEMENT OF EXPENSES. . . . . . . . . . . . . .        6

  SECTION 4.05 PASS-THROUGH OF CERTAIN TAXES. . . . . . . . . . . .        6
  SECTION 4.06 INVOICE AND TIME OF PAYMENT. . . . . . . . . . . . .        6
  ARTICLE V. CUSTOMER OBLIGATIONS . . . . . . . . . . . . . . . . .        7
  SECTION 5.01 BILLING OBLIGATIONS. . . . . . . . . . . . . . . . .        7
  SECTION 5.02 VALIDATION OBLIGATIONS . . . . . . . . . . . . . . .        7
  SECTION 5.03 INSPECTION OF REPORTS AND REMITTANCES. . . . . . . .        7
  SECTION 5.04 COMPLIANCE WITH LAW AND B&C PROCESSOR POLICIES . . .        7
  SECTION 5.05 DATA TRANSMISSION FEES . . . . . . . . . . . . . . .        8
  SECTION 5.06 CUSTOMER REPRESENTATIVE. . . . . . . . . . . . . . .        8
  SECTION 5.07 REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .        8
  SECTION 5.08 PRIORITIES AND COOPERATION . . . . . . . . . . . . .        9
  ARTICLE VI. PROPRIETARY RIGHTS, SOFTWARE, AND DATA. . . . . . . .        9
  SECTION 6.01 ACI SOFTWARE . . . . . . . . . . . . . . . . . . . .        9
  SECTION 6.02 MAINTENANCE AND SECURITY OF CUSTOMER DATA. . . . . .        9
  SECTION 6.03 CONFIDENTIALITY. . . . . . . . . . . . . . . . . . .       10


                                       i

  ARTICLE VII. CLAIM REVIEW AND ARBITRATION . . . . . . . . . . . .       10
  SECTION 7.01 CLAIM REVIEW . . . . . . . . . . . . . . . . . . . .       10
  SECTION 7.02 ARBITRATION. . . . . . . . . . . . . . . . . . . . .       11
  SECTION 7.03 EXCLUSIVE REMEDY . . . . . . . . . . . . . . . . . .       11
  SECTION 7.04 TAX DISPUTES . . . . . . . . . . . . . . . . . . . .       11
  ARTICLE VIII. TERMINATION                                               12
  SECTION 8.01 TERMINATION FOR CAUSE. . . . . . . . . . . . . . . .       12
  SECTION 8.02 SPECIAL TERMINATION RIGHTS . . . . . . . . . . . . .       12
  SECTION 8.03 TERMINATION FOR BANKRUPTCY AND RELATED EVENTS. . . .       12
  SECTION 8.04 TERMINATION FOR CERTAIN FORCE MAJEURE EVENTS . . . .       13
  SECTION 8.05 TERMINATION FOR REGULATORY EVENT AND/OR LEC POLICIES       13
  SECTION 8.06 RIGHTS UPON TERMINATION. . . . . . . . . . . . . . .       13
  SECTION 8.07 SUSPENSION OF SERVICE. . . . . . . . . . . . . . . .       13
  ARTICLE IX. INDEMNITIES AND LIABILITY . . . . . . . . . . . . . .       14
  SECTION 9.01 INDEMNITIES. . . . . . . . . . . . . . . . . . . . .       14
  SECTION 9.02 INDEMNITY PROCEDURES . . . . . . . . . . . . . . . .       14
  SECTION 9.03 LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES       14
  SECTION 9.04 ACKNOWLEDGMENT . . . . . . . . . . . . . . . . . . .       15
  ARTICLE X. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . .       15
  SECTION 10.01 FORCE MAJEURE . . . . . . . . . . . . . . . . . . .       15
  SECTION 10.02 COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . .       15
  SECTION 10.03 MEDIA RELEASES. . . . . . . . . . . . . . . . . . .       15
  SECTION 10.04 NOTICES . . . . . . . . . . . . . . . . . . . . . .       16
  SECTION 10.05 RIGHTS OF ACI TO PROVIDE SERVICES TO OTHERS . . . .       16
  SECTION 10.06 RELATIONSHIP OF PARTIES . . . . . . . . . . . . . .       16
  SECTION 10.07 AUTHORIZATION . . . . . . . . . . . . . . . . . . .       16
  SECTION 10.08 SEVERABILITY. . . . . . . . . . . . . . . . . . . .       17
  SECTION 10.09 WAIVERS . . . . . . . . . . . . . . . . . . . . . .       17
  SECTION 10. 10 ENTIRE AGREEMENT . . . . . . . . . . . . . . . . .       17
  SECTION 10. 11 ASSIGNMENT . . . . . . . . . . . . . . . . . . . .       17
  SECTION 10. 12 No THIRD PARTY BENEFICIARY . . . . . . . . . . . .       18
  SECTION 10. 13 GOVERNING LAWNENUEJURISDICTION . . . . . . . . . .       18
  SECTION 10. 14 CONSTRUCTION . . . . . . . . . . . . . . . . . . .       18
  SECTION 10. 15 COUNTERPARTS . . . . . . . . . . . . . . . . . . .       18


                                       ii

SCHEDULES:

  SCHEDULE 2.01 ACCEPTABLE CALL TYPES . . . . . . . . . . . . . . .       19
  SCHEDULE 3.01 BILLING SERVICES. . . . . . . . . . . . . . . . . .       20
  SCHEDULE 3.02 BILLING RELATED SERVICES. . . . . . . . . . . . . .       30
  SCHEDULE 3.03 ADDITIONAL SERVICES . . . . . . . . . . . . . . . .       32
  SCHEDULE 3.04 SAFEGUARDING AND RETENTION OF CUSTOMER DATA . . . .       33
  SCHEDULE 4.01 TERM AND COMPENSATION To ACI. . . . . . . . . . . .       34
  SCHEDULE5.01 CUSTOMER BILLING OBLIGATIONS . . . . . . . . . . . .       37
  SCHEDULE 5.07 REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .       39

                     BILLING AND RELATED SERVICES AGREEMENT

     This Billing and Related Services Agreement (the "Agreement"), dated as of September 1, 2001 (the "Effective Date"), is between ACI Communications, Inc., a Delaware corporation ("Aff'), and YP.Net, Inc., a Nevada corporation ("Customer").

RECITALS:

WHEREAS,  ACI  is  a  party  to  various  B&C  Contracts  (as  defined  below);

     WHEREAS, Customer provides various telecommunications services directly or indirectly to End Users (as defined below) and desires to utilize the B&C Contracts to bill End Users for certain of such services provided by Customer and such other services as may be offered by ACI; and

     WHEREAS, ACI desires to assist Customer, through the use of its B&C Contracts and other information technology capabilities, in billing End Users and providing other services, all upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:



                          ARTICLE 1. AGREEMENT AND TERM

Section  1.01     Agreement
During the Term (as defined below), ACI will provide to Customer, and Customer will purchase from ACI, the Services, all upon the terms and subject to the conditions set forth in this Agreement.

Section  1.02  Term  and  Renewal

(a) The term of this Agreement shall be for thirty-six (36) calendar months commencing on the first day a Message is forwarded to ACI by Customer for Services (the "Services Commencement Date") (the "Terrrf'). On or after the Effective Date, Customer will subrnit its Messages (as defined below) and related data to ACI for Services under this Agreement and ACI will, during the Term, be the provider of such Services to Customer. The last day of the Term as so determined will be referred to as the expiration date ("Expiration Date").

(b) Notwithstanding the provisions of Section 1.02(a), the Term will automatically be extended for successive one-year periods after the Expiration Date unless either of the parties notifies the other party in writing at least ninety (90) days prior to the Expiration Date, or at least ninety (90) days prior to the end of any such one-year extension period, as the case may be, that the Term will not be so extended.

                             ARTICLE 11. DEFINITIONS

Section  2.01  Definitions

As used in this Agreement (including the Schedules attached to this Agreement), the terms set forth below will have the following respective meanings and will be equally applicable to both the singular and plural forms of the terms defined:

"ACI"  has  the  meaning  set  forth  in  the  preamble  of  this  Agreement.

"ACI Software" means any Software that is owned by ACI (and not proprietary to any other party), including but not limited to the ProAct software, and operated by ACI in connection with the providing of Services pursuant to Section 6.01 of this Agreement.

"Additional  Services"  has  the  meaning  set  forth  in  Section.3.01.

"Agreement"  has  the  meaning  set  forth  in  the  preamble  hereof.

"Approved Message Format" has the meaning set forth in Section l(c) of Schedule 3.01.

"B&C Contract" means any contract or agreement to which ACI is a party relating to billing and collection services.

"B&C Processor" means a LEC (as defined below) or other entities with which ACI has a B&C Contract.

"B&C  Processor-Calculated  Taxes"  has the meaning set forth in Section 3(a) of
Schedule  3.01.

"B&C  Processor  Fees"  means  any  fee  charged  by  a  B&C  Processor.

"B&C Processor Policies" means those current and revised policies required by the B&C Processors on ACI and required of ACI's customers.

"Base  Index"  has  the  meaning  set  forth  in  Section  4.03.

"Billable Messages" means those Messages that: (i) consist of telephone calls to be billed to telephone numbers having NPA area code numbers and NXX code prefix numbers that (a) are listed on ACI's then current On-Net File and (b) have not been rejected by ACI and (c) are in an acceptable calltype, as identified in
Schedule 2.01 hereto; or (ii) any other service(s) provided to End Users which are billed to an End User by the B&C Processors and which have been approved for billing by the applicable B&C Processor and ACI. Notwithstanding the foregoing, Messages that do not otherwise meet the tenns of this Agreement will not be accepted by ACI for billing.

"Billing  Services"  has  the  meaning  set  forth  in  Section  3.01.

"Billing  Services  Charges"  has  the  meaning  set  forth  in  Section  4.01.

"Billing-Related  Services"  has  the  meaning  set  forth  in  Section  3.01.

"Billing-Related  Services  Charges"  has the meaning set forth in Section 4.01.

"Business Day" means any day except a Saturday, Sunday, or other day on which national banking associations in Los Angeles, California are authorized or required by law to close.

"Certifications"  has  the  meaning  set  forth  in  Section  5.04.

"Complaint  Processing  Services"  has  the  meaning  set  forth in Section 2 of
Schedule  3.02.

"Confidential  Information"  has  the  meaning  set  forth  in  Section  6.03.

"CPI"  has  the  meaning  set  forth  in  Section  4.03.

"Current  Index"  has  the  meaning  set  forth  in  Section  4.03.

"Customer-Calculated  Taxes"  has  the  meaning  set  forth  in  Section 2(a) of
Schedule  5.01.

"Customer Data" means the data specific to the business, customers, and End Users of Customer with respect to which Services are to be provided under this Agreement.

"Customer  Representative"  has  the  meaning  set  forth  in  Section  5.06.

"Data  Files"  has  the  meaning  set  forth  in  Section l(e) of Schedule 3.01.

"Deduction"  has  the  meaning  set  forth  in  Section  2(f)  of Schedule 3.0l

"Disbursements"  has  the  meaning  set  forth in Section 2(b) of Schedule 3.01.

"Effective  Date"  has  the meaning set forth in the preamble of this agreement.

"End User" means the ultimate customer of the telephone or information services provided by Customer.

"Equipment"  has  the meaning set forth in Section 4 of Attachment I to Schedule
3.0  1

"Expiration  Date"  has  the  meaning  set  forth  in  Section  1.02(a).

"FCC"  means  the  Federal  Communications  Commission.

"Foreign Intrastate Taxes" means all local and state intrastate levies, surcharges, taxes, or tax-like charges applicable to each Message that originates and terminates within the same state and that is billed to an End User residing in any other state.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, judicial, regulatory, or administrative functions of or pertaining to government (including, without limitation, the FCC and any PUC (as defined below)).

"Inquiry  Services"  has  the  meaning  set forth in Section I of Schedule 3.02.

"Late Payment Rate" means an annual rate of interest equal to the lesser of (a) 4% per annum more than the prime rate established from time to time by Citibank, N.A., New York, New York, or (b) the maximum rate of interest allowed by applicable law.

"Laws"  has  the  meaning  set  forth  in  Section  5.04.

"LEC" means any Bell Operating Company, independent local exchange company, or provider of local telephone services that is a party to a B&C Contract through which ACI is able to provide Billing Services.

"License" means the license granted during the Term by ACI to Customer pursuant to Section I of Attachment 2 to Schedule 3.01.

"Licensed  Program"  means  the  ProAct  program  licensed  to  Customer by ACI.

"Message" means a call record for direct dialed calls, operator-assisted third party calls, collect calls, telephone calling card calls, person-to-person calls, and such other legally permitted telephone calls and services as the parties may mutually agree, each of which was originated by an End User through Customer.

"Minimum Message Requirement" means the obligation of Customer to submit to ACI for billing at least the number of Billable Messages each month during the Term specified in Section l(b) of Schedule 4.01.

"On-Net File" means the listing from time to time of (a) NPA area code numbers and NXX prefix numbers and (b) Special Calling Card Numbers applicable to the LECs.

"Person" means any individual, corporation, partnership, joint venture, association, trust, or any other entity or organization of any kind or character, including a Governmental Authority.

"PUC" means the public utility commission, public service commission, or similar commission or agency of any state exercising authority over telecommunications services.

"Refund"  has  the  meaning  set  forth  in  Section  2(f)  of  Schedule  3.01.

"Rejected  Messages" has the meaning set forth in Section l(d) of Schedule 3.01.

"Remittances"  has  the  meaning  set  forth  in  Section 2(a) of Schedule 3.01.

"Reserve" means the reserve for bad debts established by ACI upon expiration or termination of this Agreement pursuant to Section 2(c) of Schedule 3.01.

"Reserve  Event"  has  the  meaning  set forth in Section 2(c) of Schedule 3.01.

"Returned  Messages" has the meaning set forth in Section l(f) of Schedule 3.01.

"Services" means the services to be provided by ACI pursuant to this Agreement, consisting of the Billing Services, the Billing-Related Services, and the Additional Services.

"Services  Commencement  Date"  has  the  meaning  set forth in Section 1.02(a).

"Software" means: (a) computer programs, including without limitation software, application programs, operating systems, files, and utilities; (b) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, and operating instructions; and (c) the tangible media upon which such programs and documentation are recorded, including without limitation hard copy, tapes, and disks.

"Special Calling Card Numbers" means non-line number-based calling card numbers applicable to the LECs from time to time.

"Special Service Message" has the meaning set forth in Section 1(h) of Schedule 3.01.

"Sub-CIC"  has  the  meaning  set  forth  in  Section  l(g)  of  Schedule  3.01.

"System"  has  the  meaning  set  forth  in  Section  4(a)  of  Schedule  3.01.

"Taxes" means any taxes, however designed or levied, based upon amounts payable to ACI pursuant to this Agreement, including state, local and federal taxes, and any taxes or amounts in lieu thereof paid or payable by ACI in respect of the foregoing, exclusive, however, of franchise taxes, taxes based on the net income of ACI and taxes on any property owned or leased by ACL

"Tax Returns" means returns, declarations, reports, claims for refund, and informational returns or statements relating to Taxes, including any schedules or attachments thereto.

"Terin'  'has  the  meaning  set  forth  in  Section  1.02(a).

"True-Up Reconciliation" has the meaning set forth in Section 2(f) of Schedule 3.01.

"True-Up  Reserve"  has  the meaning set forth in Section 2(c) of Schedule 3.01.


                         ARTICLE 111. ACI'S OBLIGATIONS

Section  3.01     Billing  Services

With respect to the Billable Messages Customer delivers to ACI, ACI, as a limited agent for Customer, agrees to provide the billing and collection services described in Schedule 3.01 (the "Billing Services") to Customer pursuant to this Agreement. ACI may provide the billing inquiry and complaint processing services described in Schedule 3.02 (the "Billing-Related Services") and any other services mutually agreed upon in writing becoming a part of
Schedule 3.03 ("Additional Services"). Customer acknowledges and agrees that ACI is not deemed a fiduciary, trustee, employee, or joint venturer in its performance of this Agreement.

Section  3.02     Safe2uarding  and  Retention  of  Customer  Data

ACI will maintain safeguards against the destruction, loss, or alteration of the Customer Data in the possession of ACL

                           ARTICLE IV. PAYMENTS TO ACI

Section  4.01     Compensation  to  ACT

In consideration for the Services, Customer shall pay to ACI the Billing Services Charges described in Section I of Schedule 4.01 (the "Billing Services Charges"), charges for any Billing-Related Services provided to Customer as described in Sections 2 and 3 of Schedule 4.01 (the "Billing-Related Services Charges") and any charges for Additional Services as set forth in any Schedule
3.03, as may be amended by ACI from time to time, (the "Additional Services Charges"). Customer acknowledges and agrees that ACI may deduct Billing Services Charges, Billing-Related Services Charges and Additional Services Charges from the Remittances it receives from the B&C Processors prior to forwarding the Disbursements to Customer. Any amounts owing to ACI pursuant to this Agreement that are not paid when due and payable will thereafter bear interest until paid at the Late Payment Rate.

Section  4.02     Other  Expenses

Customer will pay all fees and expenses of ACI for reruns or otherwise necessitated: (a) by incorrect, incomplete, or omitted data or erroneous instructions supplied to ACI by or through Customer; (b) for the correction of programming, operator, and other processing errors caused by Customer, or its respective employees or agents; and/or (c) by incorrect reports that were not rejected by Customer within the applicable time periods set forth in Section 5.03.

Section  4.03     Cost  of  Living  Adeustment

If the Consumer Price Index for All Urban Consumers, All Cities Average, 1982-84=100, as published by the Bureau of Labor Statistics of the Department of Labor (the "CPI"), is on January I of any year during the Term (the "Current Index") higher than the highest CPI on January 1 of any prior year during the Term (the "Base Index"), then, effective as of such January 1, all amounts payable to ACI pursuant to this Agreement, as previously adjusted pursuant to this Section 4.03, may be increased thereafter by the percentage that the Current Index will have increased from the Base I~dex, and such amounts as increased pursuant to this Section 4.03 will be deemed incorporated herein. If the Bureau of Labor Statistics stops publishing the CPI or substantially changes the content or format thereof, the parties will substitute therefor another comparable measure published by a mutually agreeable source; provided, however, that if such change is merely to redefine the base year for the CPI from 1982-84 to some other year(s), the parties will continue to use the CPI but will, if necessary, convert either the Base Index or the Current Index to the same basis as the other by multiplying such Index by the appropriate conversion factor.

Section  4.04     Reimbursement  of  Expenses

Any addition to any other payments specified in this Agreement, Customer will pay, or reimburse ACI for, all actual out-of-pocket costs and expenses, including without limitation travel and travel-related expenses, incurred by ACI in connection with the performance of its obligations under this Agreement provided such expenses are approved in advance by Customer which approval cannot be unreasonably withheld or delayed.

Section  4.05     Pass-Throu2h  of  Certain  Taxes

There will be added to any amounts due under this Agreement, and Customer will pay directly (or if ACI has for any reason made payment, promptly reimburse ACI) for any Taxes, however designated or levied by any Governmental Authority solely by reason of the performance, sales, license or use of any Service (or Software) or any other items pursuant to this Agreement. To the extent ACI receives or becomes entitled to any refund, rebate or abatement with respect to Taxes paid directly (or reimbursed) by Customer, ACI shall promptly pay to Customer the entire refund, rebate or abatement.

Section  4.06     Invoice  and  Time  of  Payment.

Any amount due ACI pursuant to this Agreement for which a time for payment is not otherwise specified will be due and payable thirty (30) days after receipt by Customer of the invoice from ACI therefore, all invoiced amounts due ACI pursuant to, and not paid in accordance with, this Agreement may be deducted by ACI from the Remittances it receives from the B&C Processors prior to forwarding the Disbursements to Customer. Any amount owing to ACI pursuant to this Agreement that is not paid when due and payable will thereafter bear interest until paid at the Late Payment Rate.

                         ARTICLE V. CUSTOMER OBLIGATIONS

Section  5.01     Billing  Obli2ations

In connection with the Services to be provided by ACI and in addition to any of Customer's obligations described in Schedule 3.01, Customer will timely perform those obligations described in Schedule 5.01 and Schedule 5.07.

Section  5.02     Validation  Obli2ations

During the Term, Customer will at all times perform, or cause to be performed where appropriate, call validation and Customer will only submit Messages to ACI that have received a positive validation as provided below:

During the Term, Customer will validate, or cause to be validated, using an ACI-approved method, or will cause to be validated by an ACI-approved vendor, the following: (a) All telephone calls for which validation is mandated by a Governmental Authority; (b) All telephone calls for which validation is specifically required by a B&C Processor pursuant to a B&C Contract; (c) All operator assisted third party calls (whether automated or assisted by telephone operator), collect calls, telephone calling card calls, person-to-person calls; and (d) All telephone calls, the collection for which is deemed to be below industry standards or not in accordance with industry practice.

Section  5.03     Inspection  of  Reports  and  Remittances

Customer will inspect and review all reports and Remittance information submitted by ACI to Customer for review, which includes, but is not limited to, reports generated through the Licensed Program, and will notify ACI of its rejection of any incorrect reports and Remittance information within thirty (30) days after receipt thereof provided that any such incorrect information is identifiable within the report and/or Remittance information. Failure to so reject any such report or information will constitute acceptance thereof.

Section  5.04     Compliance  with  Law  and  B&C  Processor  Policies

Customer will: (a) obtain and maintain all licenses, franchises, privileges, permits, consents, exemptions, certificates (including without limitation certificates of public convenience and necessity), registrations, orders, approvals, authorizations and similar documents and instruments (collectively, the "Certifications") that are required by any Governmental Authority having jurisdiction over the business and operations of Customer; (b) comply with all laws and all applicable rules, regulations and other requirements of any Governmental Authority (collectively "Laws"); and (c) B&C Processor Policies. Customer will, upon the execution of this Agreement, provide ACI with a copy of each such Certification or other written evidence of compliance with such requirements by Customer. Customer will promptly notify ACI in writing of any expiration, amendment, or renewal of any such Certification. In connection with the provision of services to End Users, Customer will comply in all respects with the Certifications and Laws related thereto. ACI may terminate this Agreement pursuant to Section 8.01 upon the failure of

YP.Net,  Inc.     7     ouk-

YP.  Net  B&C  092001     initials
Draft  Date:  10/1/2001

Initials

Customer to obtain or maintain in full force and effect, or to comply with, any such Certification and/or Laws.

Customer understands and agrees that any program, service, and/or product that it desires to bill via any B&C Processor must be first approved by ACI and the applicable B&C Processor. Customer agrees to submit any and all information relating to any and all such programs, services, and/or products of Customer requested by ACI. Customer understands and agrees that ACI may provide all the information set forth in the previous section to any B&C Processor, which such provision is not a breach of Section 6.03 of this Agreement.

Section  5.05     Data  Transmission  Fees

Customer is responsible for all charges attributed to the transmission of data between ACI and the Customer and ACI and the B&C Processor. In addition, Customer is responsible for the acquisition and provision of any equipment including, without limitation, terminals, printers and modems (but excluding any data telecommunication lines or equipment at or between any ACI data centers), that are necessary or appropriate for Customer to access Customer data at any ACI data center. Customer is solely responsible for entering into arrangements with data telecominunication network carriers for the provision of access to such networks and pay any usage costs or charges relating thereto, as may be necessary or appropriate for Customer to access Customer data at any ACI data center.

Section  5.06     Customer  Representative

Upon the Effective Date, Customer will designate and furnish to ACI the name of, and will at all times during the Term maintain, a representative of Customer (the "Customer Representative") who will be an officer or employee of Customer and who will be authorized to act as the primary point of contact for ACI in dealing with Customer with respect to the Services. Customer will notify ACI in writing of any change in the person acting as the Customer Representative at least ten (10) days prior to the effectiveness of such change. The Customer Representative will be responsible for directing, insofar as ACI is concerned, all activities of Customer affecting the provision by ACI of the Services. ACI will be entitled to rely upon any instructions or information provided to ACI by the Customer Representative or other representative of Customer, and ACI will incur no liability in so relying. Customer hereby agrees and confirms that Customer is fully responsible financially and otherwise for all instructions, data, and/or information provided to ACI, whether or not such instructions, data, and/or information is accurate, complete, truthful, or genuine.

Section  5.07     Representations  and  Warranties

Customer  hereby  represents  and  warrants  to  ACI  as  follows:

     (a) Organization; Authority. Customer is duly organized, validly existing, and in good standing under the laws of its state of organization and has the power and authority to enter into this Agreement and to perform its obligations hereunder.

     (b) Binding Obligation. This Agreement constitutes the legal, valid, and binding agreement of Customer, enforceable against Customer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

     (c) No Conflicts. Neither the execution and delivery of this Agreement by Customer nor the performance by Customer of its obligations hereunder will
(i)  conflict  with  or  result  in  a  breach  of  any

provision of the organizational or other governing documents of Customer, (ii) result in a violation of or default under any of the terms, conditions, or provisions of any material license, agreement, lease, or other obligation to which Customer is a party or by which it is bound or (iii) violate any material order, writ, injunction, decree, statute, rule, or regulation applicable to Customer or its properties or assets.

     (d) Governmental Consents. Customer has filed all tariffs and has obtained all governmental and regulatory authorizations, approvals, and other consents, all of which are in full force and effect, that are required by law or any Governmental Authority for the provision by Customer of telecommunications services to End Users.

     (e) Additional Representations Warranties, Covenants and Agreements of Customer. Customer represents, warrants, and covenants as to those items in
Schedule  5.07.

     (f) Continuing Warranty. Each submission by Customer of a Message to ACI for processing is a reaffirmation of each representation and warranty of Customer as of the date of each such submission.

Section  5.08     Priorities  and  Cooperation.

     Customer will cooperate with ACI: (a) to establish the Services to be provided to Customer; and (b) act in good faith in the performance of Customer's activities contemplated by this Agreement, Customer, among other things, will make available, as reasonably requested by ACI, such information, facilities, management decisions, approvals, authorizations and acceptances in order that ACI's provision of Services under this Agreement may be accomplished in a proper, timely and efficient manner.



               ARTICLE VI. PROPRIETARY RIGHTS, SOFTWARE, AND DATA

Section  6.01     ACI  Software

The ACI Software, any developments, improvements, modifications, additions, or enhancements made by or for ACI to any ACI Software and any new Software developed or created by or for ACI pursuant to this Agreement will be and will remain solely ACI's property, as appropriate. Customer will have no ownership rights or other rights to any of such items, except as expressly set forth in Attachment 2 of Schedule 3.01 with respect to the License.

Section  6.02     Maintenance  and  Security  of  Customer  Data

Customer will establish one year's backup of the Customer Data subn-fitted to ACI for billing and will keep backup data and data files in its possession; provided, however, that ACI will have such access to any such backup data and data files as is reasonably required by ACI in connection with the performance of the Services. ACI will require users of the Software operated by ACI to enter a valid password in order to gain access to certain applications, functions and databases that contain the Customer Data. ACI will secure the Customer Data using Software that restricts access to the Customer Data and assists in the administration of the security of the Customer Data. ACI will have the right to retain copies of any Customer Data that ACI deems necessary or appropriate for the purpose of performing any services under this Agreement including, without limitation, with respect to remittance processing services performed in accordance with Section 2 of Schedule 3.01 hereto.

Section  6.03     Confidentiality

Except as otherwise provided in this Agreement, each of the parties agree that all information communicated to it by the other party, whether before or after the Effective Date, will be designated confidential information ("Confidential Information"), and will be deemed to have been, received in strict confidence and will be used only for the purposes of carrying out the obligations of, or as otherwise contemplated by, this Agreement. Without obtaining the prior written consent of the other party, neither party will disclose any such Confidential Information received from the other party; provided, however, that this Section
6.03 will not prevent a party from disclosing any such information that: (a) was already in the possession of such party without being subject to other confidentiality obligations; (b) is or becomes generally available to the public other than as a result, directly or indirectly, of a disclosure of such Confidential Information by such party or by other persons to whom such party disclosed such information; (c) is or becomes available to such party on a nonconfidential basis from a source other than the other party or its representatives, provided that such source is not bound by a confidentiality agreement with the other party; (d) is independently developed by such party without the use of the other party's Confidential Information; (e) is required to be disclosed pursuant to an arbitration proceeding conducted in accordance with Article VII, provided that such disclosure is made in accordance with the approval and at the direction of the Arbitrator; (f) is required to be disclosed pursuant to a requirement of any Governmental Authority or any statute, rule, or regulation, provided that such party gives the other party prompt notice of such requirement prior to any such disclosure; or (g) is reasonably necessary to be disclosed in connection with a billing inquiry by an End User.

                    ARTICLE VII. CLAIM REVIEW AND ARBITRATION

Section  7.01     Claim  Review

In the event of any dispute, controversy, or claim between the parties of any kind or nature, including but not limited to disputes arising under or in connection with this Agreement (including disputes as to the creation, validity, interpretation, breach, or termination of this Agreement) (the "Claim"), then, upon the written request of either party, each of the parties will appoint a senior manager designated to meet for the purpose of endeavoring to resolve such Claim. The designated representatives will meet as often as the parties reasonably deem necessary to gather and furnish to the other all information with respect to the matter in issue that the parties believe to be appropriate and germane in connection with its resolution. Such representatives will discuss the Claim and negotiate in good faith in an effort to resolve the Claim. During the course of such negotiation, all reasonable requests made by one party to the other party for information will be honored in order that each of the parties may be fully advised as to the facts and circumstances surrounding the Claim. However, the parties acknowledge and agree that it is costly and time consuming to retrieve certain historical data. Therefore, the parties acknowledge and agree that only data routinely provided from one party to another during a designated Claim period shall be required. The specific format for such discussions will be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. No formal proceedings for the resolution of such Claim may be commenced until the earlier to occur of: (a) the designated representatives conclude in good faith that an amicable resolution through continued negotiation of the matter in issue does not appear likely; or (b) the sixtieth (60'b) day after the initial request to negotiate such dispute, controversy, or claim. The Parties agree that no Claim(s) older than one (1) year from inception or discovery of such Claim(s) shall be pursued in any manner.

Section  7.02     Arbitration

(a) If the parties are unable to resolve any Claim in accordance with Section 7.01, the parties agree to submit such Claim to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules.

(b) Discovery shall be controlled by the arbitrator and shall be governed by the Federal Rules of Civil Procedure. If decided by the Arbitrator, the party seeking discovery shall reimburse the responding party for the cost of the production of documents, including search time and reproduction costs. The arbitration shall be held in Los Angeles County, California. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the Claim by issuing a written opinion within thirty (30) calendar days after the close of the hearings. The time frames specified in this Section 7.02 may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause.

(c) Except as provided in (b) above, each party shall bear its own fees, costs and expenses of arbitration, including its own legal and expert witness fees. The parties shall equally split the fees of the arbitration and the arbitrator. The arbitrator may award reimbursement of costs and/or fees to the prevailing party.

(d) Any award rendered by the arbitrator will be final, conclusive, and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

Section  7.03     Exclusive  Remedy

Other than those matters involving injunctive relief as a remedy or any action necessary to enforce the award of the Arbitrator, the parties agree that the provisions of this Article VII are a complete defense to any suit, action, or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute, controversy, or claim arising under or in connection with this Agreement or the provision of Services by ACI. Nothing in this Article VII will prevent the parties from exercising their rights to tertninate this Agreement in accordance with Article VIII.

Section  7.04     Tax  Disputes

Notwithstanding the provisions of this Article VII, if Customer disputes ACI's determination that any Taxes are payable by ACI on ACI's behalf or on behalf of Customer, disagrees with an assessment of any additional Taxes due by ACI or by Customer as a result of ACI's performance of any obligation under this Agreement or disagrees with a determination that any Taxes are applicable to ACI's billing to Customer for Services under this Agreement, Customer will, at Customer's option and expense (including without limitation payment for any Taxes prior to final resolution of the issues), have the right to seek administrative relief, a ruling, judicial review (original and appellate level), or other appropriate review as to the applicability of any such Tax or to protest any such Tax, but Customer will be liable for any Tax ultimately determined to be due. ACI will, when requested by Customer and at Customer's expense, cooperate or participate with Customer in any such proceeding, protest or legal challenge and may participate, at ACI's expense, in any such proceeding, protest or legal challenge if Customer does not so request.

                            ARTICLE VIII. TERMINATION

Section  8.01     Termination  for  Cause

Subject to Section 10.01, if either party materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement, which default is not substantially cured within twenty (20) business days after written notice is given to the defaulting party specifying the default, then the nondefaulting party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of the date of receipt by the defaulting party of such notice or as of a future date specified in such notice of termination.

Section  8.02     Special  Termination  Riehts

Without notice, ACI may stop processing all or some of the Messages of Customer, or terrifinate the Agreement (subject to Section 8.07 of the Agreement), if ACI determines in its sole discretion that the processing of Messages on behalf of Customer, or the continuation of the processing of Messages, in whole or in part, has or shall:

(a) Negatively effect the goodwill, reputation, profitability, or business of ACI.

(b)Threaten  the  termination  of  or negatively impact any B&C Contract of ACI.

(c)  Negatively  impact  ACI's  relationship  with  any  B&C  Processor.

(d) Result in or has already resulted in the scrutiny (informal or formal investigation, or otherwise) of Customer, ACI, or any Person, by any Governmental Authority (including but not limited to, the FCC, FTC, PUCs and attorney generals).

(e) Has resulted in or may result in the violation of any rule, ordinance, Law, order, decision, judgment, or policy of any Government Authority, any B&C Processor and/or ACI.

(f) Has resulted in or may result in a legal proceeding, including but not limited to litigation, arbitration or administrative proceeding involving ACI either as a party or as a non-party (including, but not limited to, ACI having to provide documents and/or deponents).

Section  8.03     Termination  for  Bankruptcy  and  Related  Events

If either party is declared bankrupt, is the subject of any proceedings relating to its liquidation, insolvency, or for the appointment of a receiver or similar officer for such party, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, the liquidator, trustee, receiver, conservator, new owner, manager, or other agent or representative of such party, subject to applicable law, will have sixty (60) days from the date of any initial declaration, commencement of proceedings, or such assignment or agreement to notify the other party, subject to applicable law, that it is terminating this Agreement as of a date within such sixty (60) day period. If the other party is not so notified, this Agreement will not be terminated but will continue in full force and effect on all of the terms and conditions stated in this Agreement.

Section  8.04     Termination  for  Certain  Force  Maieure  Events

If  either  party  is  excused from performance under this Agreement pursuant to
Section 10.01 for any period exceeding thirty (30) consecutive days, the other party may, by giving written notice thereof to the party whose performance will have been excused within ten (10) days after the expiration of such thirty (30) consecutive day period, terminate this Agreement as of the date of receipt of such notice or as of a future date specified in such notice of termination. The parties expressly acknowledge and agree that any such nonperformance will not be considered a default under this Agreement or impose any liability whatsoever upon either of the parties.

Section  8.05     Termination  for  Regulatory  Event  and/or  LEC  Policies

ACI may terminate this Agreement if any statute, rule, regulation, interpretation, Law, LEC Policy violation, judgment, order, or injunction is enacted, enforced, promulgated, amended, issued, or deemed applicable: (a) to ACI or any of its affiliates; or (b) to this Agreement, the transactions contemplated by this Agreement, or the provision of the Services by ACI, by any Governmental Authority that (i) renders illegal the consummation of the transactions contemplated by this Agreement, (ii) renders illegal or materially inhibits the provision of the Services by ACI, or (iii) would, in ACI's sole discretion, have a material adverse effect on the business, operations, reputation, affairs, condition (financial or otherwise), results of operations, properties, assets, liabilities, or prospects of ACI. To terminate this Agreement pursuant to this Section 8.05 ' ACI will give Customer written notice thereof at least thirty (30) days prior to the date on which ACI desires to terminate this Agreement, unless statutes, regulations or B&C Processor Policies require immediate termination.

Section  8.06     Rh!hts  Upon  Termination

Billable Messages received by ACI on or before the Expiration Date or the effective date of termination of this Agreement will be processed by ACI and included on the next Outclearing Tapes prepared in accordance with Section l(e) of Schedule 3.01, and the Disbursements relating to the Remittances collected from the B&C Processors will be disbursed to Customer, less amounts representing the Reserve. Upon expiration or termination of this Agreement for any reason, Customer will (a) promptly return the Licensed Program (including the related documentation) to ACI and destroy all copies, whether authorized or unauthorized, in Customer's possession, and (b) pay ACI for all Services provided and expenses incurred through the effective date of such expiration or termination, as well as for all Services provided and expenses incurred thereafter in connection with the processing of Billable Messages received on or before the effective date of such expiration or termination. The provisions of this Section 8.06, Section 6.03, Articles VII and IX, Schedule 3.01 and Schedule
3.02 will survive the expiration or termination of this Agreement for any reason.

Section  8.07     Suspension  of  Service

Notwithstanding anything to the contrary in this Agreement, in lieu of tennination of this Agreement by ACI, ACI in its sole discretion may suspend its Services, in whole or in part, without prejudice to its right to subsequently terminate this Agreement for the same reason or different reason that gave rise to the suspension.

                      ARTICLE IX. INDEMNITIES AND LIABILITY

Section  9.01     Indemnities

Customer will indemnify, and defend ACI and will hold ACI harmless from and against any and all claims, actions, acts of third parties, liabilities, litigations, losses, expenses (including but not limited to attorney's fees whether in-house or outside), all damages (including but not limited to consequential and/or punitive, and/or damages for loss of profits and/or for loss of revenue), costs and expenses (including without limitation reasonable attorney fees), and liability for any equitable remedies (including but not limited to injunctive relief and/or specific performance), due to, relating to, or arising out of: (i) the Messages processed on behalf of Customer, and/or (ii) any acts or omissions of Customer, and/or (iii) the occurrence of any of the items set forth in Section 8.02 of this Agreement, and/or (iv) any violation of any representation, covenant or warranty of Customer set forth in this Agreement, or any other Agreement between Customer and ACI, and/or (v) any breach by Customer of any provision of this Agreement or any other agreement between ACI and Customer, and/or (vi) the incorrectness or incompleteness of any data or information supplied to ACI by Customer under this Agreement, and/or
(vii) ACI's use, in accordance with this Agreement, of, and reliance upon, information provided by Customer.

Section  9.02     Indemnity  Procedures

Any party entitled to indemnification under this Article Ix will give the party from which it is seeking indemnification prompt written notice of any matters in respect of which the indemnity may apply and of which the party claiming indemnification has knowledge; provided, however, that if a party claiming indemnification fails to give the other party prompt written notice, such other party will only be relieved of its obligations under this Article IX if and to the extent that such party is prejudiced thereby. if ACI is named by a third party in a legal proceeding resulting from Customer's Billed Messages, acts or omissions pursuant to this Agreement, ACI shall, due to ACI's expertise in the billing industry, solely control its own defense and Customer shall be liable for all costs and expenses including attorneys' fees. ACI shall provide Customer with invoices of actual costs and expenses incurred on a monthly basis, prior to deducting such costs and expenses. Should deductions be insufficient, ACI shall invoice Customer for sums due and such invoice shall be due and payable upon receipt.

Section  9.03     Limitation  of  Liability  and  Disclaimer  of  Warranties

If ACI is at any time liable to Customer as a result of any breach, dispute, controversy, or claim of any kind or nature arising under or in connection with this Agreement, the amount of damages recoverable against ACI for any and all events, acts, or omissions will not exceed, in the aggregate, an amount equal to the total Billing Services Charges paid to ACI during the three-month period immediately preceding the initial occurrence of the first such event, act, or omission to occur. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, AND REGARDLESS OF THE FORM OF CLAIM, WHETHER IN CONTRACT OR IN TORT OR WHETHER FROM BREACH OF THIS AGREEMENT, IRRESPECTIVE OF WHETHER ACI HAS BEEN ADVISED OR SHOULD BE AWARE OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT WILL THE MEASURE OF DAMAGES RECOVERABLE BY CUSTOMER AGAINST ACI INCLUDE ANY AMOUNTS FOR INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY PERSON OR FOR LOSS OF ANTICIPATED PROFITS OR OTHER ECONOMIC LOSS OF ANY PERSON OR FOR DAMAGES THAT COULD HAVE BEEN AVOIDED, USING REASONABLE DILIGENCE, BY CUSTOMER. In addition, Customer may not assert any cause of action against ACI that accrued more than one year prior to the filing of a suit alleging such cause of action. The limitation set forth in this Section 9.03 will not apply to the duty of ACI to deliver, in accordance with this Agreement, to Customer any Disbursements due Customer that are being held by AC1.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ACI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO CUSTOMER OR TO ANY OTHER PERSON, INCLUDING WITHOUT LIMITIATION ANY WARRANTIES REGARDING TITLE TO OR THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALING BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE) OF ANY SOFTWARE, SERVICES, OR MATERIALS PROVIDED UNDER THIS AGREEMENT.

Section  9.04     Acknowledgment

Customer and ACI expressly acknowledge that the limitations contained in Section
9.03 represent the express agreement of the parties with respect to the allocation of risks between the parties, including the level of risk to be associated with the provision of the Services as related to the payments to be made to ACI for such Services, and each party irrevocably accepts such limitations.


                            ARTICLE X. MISCELLANEOUS

Section  10.01  Force  Maieure

Each party will be excused from performance under this Agreement for any period, and the time of any performance will be extended, to the extent reasonably necessary under the circumstances, any act of God or any Governmental Authority or any outbreak or escalation of hostilities, war, civil disturbance, court order, labor dispute, third party nonperformance (including without limitation the acts or ornissions of common carriers, interexchange carriers or B&C Processors, but excluding any employees of the party seeking to be excused from performance hereunder) or any other cause beyond its reasonable control, including without limitation failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment or lines or other equipment. Such nonperformance on the part of either party will not be considered a default under this Agreement or, except as otherwise provided in
Section 8.04, a ground for termination of this Agreement, provided that the party whose performance has been excused performs such obligation as soon as is reasonably practicable after the termination or cessation of such event or circumstance.

Section  10.02  Compliance  with  Laws

In performing its obligations under this Agreement, ACI will not be required to undertake any activity that would conflict with LEC Policies, the requirements of any applicable statute, rule, regulation, interpretation, judgment, order or injunction of any Governmental Authority or Law.

Section  10.03  Media  Releases

All press and media releases, public announcements and public disclosures by either of the parties relating to this Agreement or its subject matter, including without limitation promotional or marketing material (but not including any announcement intended solely for internal distribution by a party to its directors, officers and employees or any disclosures required by legal, accounting, regulatory or stock exchange requirements beyond the reasonable control of such party) will be coordinated with and approved by both parties prior to the release thereof.

Section  10.04  Notices

Except as otherwise expressly provided in this Agreement, all notices, requests, claims, demands, designations, approvals, consents, acceptances and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered personally, telecopied or mailed by certified or registered mail, return-receipt requested, postage prepaid, or overnight mail to the parties at the addresses specified below and will be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. If delivered personally, it will be deemed given upon delivery, if delivered by telecopy with a copy subsequently mailed, it will be deemed given when the mailed copy is postmarked and if delivered by mail, in the manner described above. All notices and other communications under this Agreement are addressed as provided below.

If  to  ACI,  address  to:                  With  copies  to:
     ACI  Communications,  Inc.             ACI  Communications,  Inc.
     9255  Corbin  Avenue                   9255  Corbin  Avenue
     Northridge, California  91324          Northridge,  California  91324
     Attention: President                   Attention:  General  Counsel
     Telecopy:  (818) 709-1825              Telecopy:  (818)  709-1940

If  to  Customer,  address  to:

YP.Net,  Inc.
4840  E.  Jasmine  Street,  Suite  105
Mesa,  AZ  85205
Attention:  Angelo  Tullo,  CEO
Telecopy:  (480)  654-9727

Section  10.05  Rights  of  ACI  to  Provide  Services  to  Others.

Customer acknowledges and agrees that ACI may provide billing and collection services and other information technology services to other Persons.

Section  10.06  Relationship  of  Parties.

In furnishing the Services to, or on behalf of, Customer, ACI is acting only as an independent contractor. ACI does not undertake by this Agreement or otherwise to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations. ACI will not be considered or be deemed to be an agent, employee, joint venturer or partner of Customer, and no other relationship is intended or created by and between ACI and Customer. ACI has the sole right to supervise, manage, contract, direct, procure and provide, or cause to be provided, all Services to be provided pursuant to this Agreement.

Section  10.07  Authorization.

Customer hereby authorizes ACI to include Customer's name, address, phone number, and any other information required by any B&C Processor or Government Authority, and billing information in each Outclearing Tape or bill; to collect and hold for Customer the Disbursements, if any, payable to Customer; to disburse to Customer the Disbursements, if any, as provided in this Agreement; and to take all other actions that ACI deems reasonably necessary to discharge its duties and responsibilities under this Agreement, as fully as Customer could do if personally present, and Customer hereby ratifies and confirms all that ACI lawfully does or causes to be done by virtue of the rights contained in this
Section 10.07. The authority granted to ACI under this Section 10.07 is coupled with an interest and is irrevocable except by expiration or termination of this Agreement and subject to Section 8.07.

Section  10.08  Severability

(a) Subject to the provisions of Section 10.08(b), if any provision of this Agreement, or the application of any such provision is declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting; therefore, another provision that is legal and enforceable and that achieves the same objective. In addition, if such invalid, unenforceable or void provision does not materially affect the payments to be made to ACI under this Agreement, and if the remainder of this Agreement will not be affected by such declaration and is capable of substantial performance, then each provision not so affected will be enforced to the maximum extent permitted by law.

(b) If any provision referred to in Section 10.08(a) is declared judicially to be invalid, unenforceable or void, and the fact thereof, or any amendment or modification thereto as set forth in Section 10.08(a), materially affects the payments to be made to ACI under this Agreement, then ACI may, at its sole discretion, terminate this Agreement in its entirety.

Section  10.09  Waivers

The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver will be effective only if it is in a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor will any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

Section  10.10  Entire  Amement

This Agreement (including the Schedules attached hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, and there are no representations, understandings or agreements relating to this Agreement that are not fully expressed herein. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties to this Agreement. All Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

Section  10.11  Asshmment

No party may assign this Agreement without obtaining the prior written consent of the other party; provided, however, that such consent will not be unreasonably withheld or delayed; and provided further, that a party will notify the other party regarding whether such consent will be withheld or delayed within thirty (30) days after the other party has requested such consent. Notwithstanding the foregoing, ACI may assign this Agreement, and its rights and obligations hereunder, to any of its affiliates.

Section  10.12  No  Third  Party  Beneficiary

This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. This Agreement is not intended, nor will it be construed, to create or convey any right in or upon any person or entity not a party to this Agreement. ACI will not be responsible, financially or otherwise, for the Services provided hereunder to any party other than Customer.

Section  10.13  Governing  LawNentiedurisdiction

This Agreement will be construed in accordance with, and the rights of the parties will be governed by, the substantive laws of the State of California, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction. Any permitted action brought in connection with this Agreement shall be brought in Los Angeles County, California, and the parties hereby waive any objection to venue.

Section  10.14  Construction

The Article and Section headings and the table of contents used in this Agreement are for convenience of reference only and in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. In addition, as used in this Agreement, unless otherwise expressly stated to the contrary; (a) all references to days, months or years are references to calendar days, months or years; and (b) any reference to a "Section Article" or "Schedule" is a reference to a Section or Article of this Agreement or a Schedule attached to this Agreement. The provisions of this Agreement are qualified in their entirety by reference to the information and the terms set forth in the Schedules. To the extent that the provisions of this Agreement and the Schedules to this Agreement are inconsistent, the provisions of the Schedules to this Agreement will govern and control.

Section  10.15  Counterparts

This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one instrument.

     IN WITNESS WBEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

ACI  COMMUNICATION  INC.                     YP  NET


By:   /s/  Michael Labedz                    By:   /s/  Don M. Reese
      -------------------------                    -------------------------
Name:  Michael Labedz                        Name:  Don M. Reese
      -------------------------                    -------------------------
Title: President                             Title: Director of Operations
      -------------------------                    -------------------------
Date:  10/19/01                              Date: 10-08-01
      -------------------------                    -------------------------


                                  SCHEDULE2.01
                                       of
                     Billing and Related Services Agreement

ACCEPTABLE  CALL  TYPES

Schedule  2.01  Acceptable  Call  Types

The following EMI billing formats are acceptable for immediate processing according to the terms and conditions of this Agreement:

Record  ID   Description
01-01-01     North  American  Originated,  Terminated  and  Billable  Message
             Telephone Service  Charge

01-01-32 North American Originated, Terminated and Billable Directory Assistance Charge

01-02-01 North American Originated and Billable, Overseas Terminated Message Telephone Service Charge

01-05-01 Overseas Originated and North American Terminated and Billable Message Telephone Service

01-07-01 Overseas Originated and Terminated, North American Billable Message Telephone Service

     The following EMI billing formats are available for billing, but are subject to the approval of ACI prior to processing. There also may be additional ACI and/or LEC charges associated with the processing of the following record types:

01-01-18 North American Originated, Terminated and Billable Specialized Service/Service Provider Charge

41-50-01     Customer  Credit  Line  Summary  Non  Detail  Credit

42-50-01     Miscellaneous  Charge  Record  Line  Summary  Non-Detail  Charge



                                  SCHEDULE3.01
                                       of
                     Billing and Related Services Agreement

BILLING  SERVICES

Schedule  3.01  Billina  Services

1.   Billin2  Services

     (a) B&C Contracts. ACI will provide Billing Services relating to the B&C Processors. Customer hereby acknowledges that ACI has provided it with a listing of the current B&C Processors. ACI may amend or supplement from time to time such listing and will provide Customer with a copy of the amended or supplemented listing as soon as reasonably practicable.

     (b)  On-Net  File.  Customer  hereby  acknowledges  that  ACI  will provide
Customer with a copy of the On-Net File. ACI may revise the On-Net File from time to time and will provide Customer with a copy of the revised On-Net File as soon as reasonably practicable.

     (c) Approved Message Format. Upon receipt of a Message tape from Customer, ACI will determine whether the Message data contained thereon is in the standard exchange message interface format or another format that has been chosen by ACI (the "Approved Message Format"). Customer hereby acknowledges that ACI has provided it with the current Approved Message Format. ACI may from time to time revise the Approved Message Format based on reasonable business needs (as determined in good faith by ACI), the requirements of any B&C Contract, or the requirements of any Governmental Authority and will provide Customer with a copy of the revised Approved Message Format. Customer will comply with such new format within ninety (90) days after receipt of a copy of the updated or revised Approved Message Fon-nat; provided, however, that Customer will comply with such new format within thirty (30) days after receipt of a copy of the updated or revised Approved Message Format if ACI notifies Customer that such new format was revised to comply with industrystandard formats.

     (d) Editin2, Balancing, and Formatting. If Customer's Messages are in the Approved Message Format, ACI will edit, balance, and format such Messages in accordance with the requirements of the appropriate B&C Processors. If any of Customer's Messages are not in the Approved Message Format or if such Messages are rejected by ACI or ACI discovers other errors as the result of editing, balancing, or reviewing the format (such Messages are referred to as "Rejected Messages"), ACI will send such Rejected Messages (in standard machine readable form) to the Customer Representative within seven (7) Business Days after the receipt of the Messages from Customer. Customer shall use its best efforts to reformat and resubmit such Rejected Messages to ACI following Customer's receipt of the Messages from ACI.

     (e) Data Files. After editing, balancing, and formatting, the Billable Messages shall be forwarded to the appropriate B&C Processor within five (5) business days of receipt (the "Data Files") for billing to, and collection from, End Users in accordance with the applicable B&C Contract.

     (f) Returned Messages. If any of Customer's Billable Messages are returned as unbillable by a B&C Processor that is providing ACI with automated return item processing in the appropriate format such Messages will be deemed to be "Returned Messages". In the event ACI is unable to provide for the billing of any Returned Messages (after Customer has made changes to the Messages if such changes are possible) ACI will return such Message data to Customer and Customer may direct bill such Returned Messages.

     (g) Sub-Carrier Identification Codes. A sub-carrier identification code ("Sub-CIC") for the purpose of identifying the Customer's name on the B&C Processors' bills and tracking Billable Messages arising from End Users shall be assigned to Customer. At Customer's request, additional Sub-CICs may be assigned for Customer for reasonable business needs and shall herein constitute Additional Services hereunder.

     (h) Special Service Message Processing, ACI will provide Special Service Message ("SSM") processing in LEC jurisdictions that allow for such messages. For purposes hereof, SSM means charges for telecommunications related services, other than telephone calls, which are to be billed to an End-User by the B&C Processor and which have been approved for such billing by the applicable B&C
Processor and ACI. The implementation of any SSM processing is subject to the written approval of ACI and the respective LEC. Customer agrees to subrifit all information required by ACI and the respective LEC prior to initiation of the approval and implementation process. Such information will include, but not be limited to, the intended use of the SSM service, copies of all marketing materials with respect to such service, and any other information required by either ACI or the LEC in order initiate the approval implementation process.

          Charges for SSM processing ("SSM Fees") will appear on the B&C Processor's End User bill.

          In connection with the Services to be provided by ACI hereunder, Customer agrees to fulfill the obligation set forth below:

          Oblijization To Provide Code Assi2nment. The Approved Message Format used for most common types of calls (i.e., collect, billed to third party, and most line number format calling card calls) is referred to as the "01-01-01 format". This record will also be used as the base record for billing SSMs.
Customer will receive a five-digit code (3NNNN) for each approved phrase. This code will be placed in positions 123 - 134 and 135 - 146 of the EMI record. ACI will translate to the proposed Special Service Message code phrase and reformat the record for output to the appropriate B&C Processor.

Customer  Testing.  Customer  testing  is required for the first set-up on SSMs.

2.     Remittance  Processing

     (a) Remittance by B&C Processor. The B&C Processors shall remit to ACI pursuant to the B&C Contracts less fees, charges, adjustments and those amounts held as bad debt reserves. The actual net amount so remitted to ACI by each B&C Processor is referred to as the "Remittances."

(b)     Disbursement  by  ACI.

          Calculation of Disbursement. Upon the receipt by ACI of the Remittances from the B&C Processors, ACI: (i) will deduct from the Remittances the Billing Services Charges, the Billing-Related Services Charges, Additional Services Charges and any other charges specified in or as necessitated by this Agreement, including without limitation any amounts due ACI from time to time pursuant to Sections 4.04 and 4.05 and Article IX; (ii) will add to or deduct from the Remittances any adjustment resulting from the reconciliation of the bad debt withholdings effected by B&C Processors (as described in Section 2(f) of this Schedule 3.01); (iii) will deduct from the Remittances any adjustments effected by ACI in connection with the Inquiry Services; (iv) will deduct ACI's charges or for processing call records on behalf of Customer; (v) will deduct any amount ACI, in its sole discretion, withholds as an allowance for bad debts;
(vi) will deduct the B&C Processor-Calculated Taxes collected by the B&C Processors that will be paid to the appropriate taxing authorities from the Remittances; (vii) will deduct the B&C Processor's fees and other charges, as well as any adjustments that may be effected by a B&C processor or ACI, from the amounts collected from End Users for Billable Messages; and (viii) will, upon completion of the deductions or additions described in (i) through (vii) above, disburse the remainder of the Remittances to Customer (such disbursements to Customer, are referred to herein as the "Disbursements"). If requested in writing by Customer, ACI will make Disbursements to Customer by wire or electronic funds transfer to the bank or other depository designated in writing by Customer. Customer shall be responsible for all wire and related charges.

(c)     Reserve.

          W Pursuant to notice, if ACI reasonably determines that the aggregate amount of Remittances due from B&C Processors in respect of Customer's Billable Messages at any time during the Term is less than the aggregate amount of Deductions effected by, or anticipated by ACI to be effected by, such B&C Processors, or effected by adjustments or credits to be provided to End Users (each of the events referred to as a "Reserve Event"), then ACI will have the right to withhold amounts from any Disbursements that would otherwise be payable to Customer on and after the occurrence for the purpose of reimbursing ACI for the anticipated amounts to be charged and withheld by any B&C Processor, or for adjustments or credits (the "Reserve"). An example of such a Reserve Event would be Billable Messages by Customer dropping by seventy-five percent (75%), or the termination or anticipated termination of this Agreement. In the event any invoice, as provided for in this Agreement, is not timely paid by Customer and the entire amount of such invoice cannot be paid out of Disbursements, then such amount shall be added to the Reserve as set forth herein.

          (ii) In addition, ACI shall establish a reserve for reconciliation of bad debt charges effected by such B&C Processors pertaining to Customer's Billable Messages (the "Frue-Up Reserve"). The initial True-Up Reserve, as soon as LEC Billing Services are commenced, shall be five percent (5%). ACI may at any time increase or decrease the True-Up Reserve based on actual bad debt withheld by the B&C Processors and/or based upon Customer's actual or anticipated bad debt related to its Billable Messages to offset any shortfalls that may be incurred by ACI.

          (iii) If at any time the Reserves and/or True-Up Reserve are insufficient, ACI will invoice Customer for the amount of the shortfall, and Customer shall remit full payment to ACI within ten (10) business days of the date of the invoice. Any excess of Reserves and/or True-Up Reserves shall be remitted to Customer by ACI upon ACI's reasonable determination that there is no longer a need for a Reserve and/or True-Up Reserve.

     (d) Reports. ACI will provide reports to Customer that reflect the amounts due from the B&C Processors, the results of Rejected Messages, Returned Messages and other adjustments, the amounts remitted by the B&C Processors, the amounts withheld by the B&C Processors for bad debts, and the actual bad debts incurred. ACI will transmit Call Acceptance Transmittal (CAT) reports within seven (7) Business Days after the receipt of Message data from Customer, will transmit Remittance reports at the time that ACI makes the Disbursements to Customer, and will transmit bad debt true-up reports to Customer in the month following receipt of LEC bad debt true-up data by ACI.

     (e) Adjustments and Unbillables. Customer acknowledges that deductions from amounts remitted to ACI from B&C Processors in respect of Returned Messages and adjustments will be charged to Customer through an allocation: (i) to Customer to the extent that such deduction can be solely attributed to Customer based on data provided to ACI by the applicable B&C Processor; or (ii) pro rata among Customer and other customers of ACI if such deduction cannot be attributed to specific customers. Pro rata allocations of any such deduction in accordance with the foregoing will be calculated based on the amount of Customer's deductions solely attributed to Customer (as defined above) as a percentage of all deductions solely attributed to all ACI Customers during the period to which such deduction relates or such other method as ACI determines in its sole discretion is appropriate based on empirical data available to ACI.

(f)     Bad  Debt  Reconciliation  and  Allocation.

          (i) Reconciliation. ACI will, as provided in the B&C Contracts, periodically reconcile the amount withheld by each B&C Processor for bad debts with the actual amount of bad debts incurred by such B&C Processor (a "True-Up Reconciliation"). The determination of whether a bill has become a bad debt will be made by each B&C Processor. ACI will advise Customer of the results of such Reconciliation.

          (ii) Pro Rata Allocations. If any Reconciliation results in a refund to ACI of amounts previously deducted by such B&C Processor (a "Refund"), and, based on data provided to ACI by the applicable B&C Processor, ACI is unable to detennine the amount of such Reconciliation directly attributable to specific customers, then the Refund will be remitted pro rata among Customer and other customers of ACI. Customer's share of any such Refund will be applied in the following order: (i) as an offset against any amounts owed by Customer to ACI pursuant to this Agreement; and (ii) as a cash payment to Customer within thirty
(30)  days  after  the  receipt  of  the  Refund  by  ACI.

          Likewise, if any Reconciliation results in a deduction in the Remittance paid to ACI in addition to amounts previously deducted by such B&C Processor (a "Deduction"), and, based on data provided to ACI by the applicable B&C Processor, ACI is unable to determine the amount of such Reconciliation directly attributable to specific customers, the amount of any such Deduction will be charged to Customer through a pro rata allocation among Customer and other customers of ACI.

          Pro rata allocations of any Refund or Deduction in accordance with the foregoing will be calculated based on either: (x) the amount of revenue represented by the call records submitted by ACI on behalf of Customer to the applicable B&C Processor during the period to which such Refund or Deduction relates compared to the total revenue represented by all call records submitted by ACI on behalf of all of its customers to such B&C Processor during such period; or (y) such other method as ACI determines in its sole discretion is appropriate based on empirical data available to ACI.

          Customer-Specific Allocations. Notwithstanding the foregoing, if, based on data provided to ACI by the applicable B&C Processor, ACI is able to directly attribute the amount of any such Reconciliation to its customers on a customer-by-customer basis, then ACI will charge to Customer, or refund to Customer, the applicable amount attributable to Customer as a result of such Reconciliation. The amount of any such refund will be applied in the following order: (i) as an offset against any amounts owed by Customer to ACI pursuant to this Agreement and (ii) as a cash payment to Customer within thirty (30) days after the receipt of such refund by ACI.

3.     Taxes

     (a) Federal, State, and Local Taxes. ACI will use reasonable efforts to cause the B&C Processors, to the extent that the following services with respect to the calculation of certain taxes are available from such B&C Processors, (i) to calculate all taxes applicable to each Message (the "B&C Processor-Calculated Taxes"), (ii) to furnish the information relating to such B&C Processor-Calculated Taxes to ACI, and (iii) to bill the End Users for all B&C Processor-Calculated Taxes and to the extent that such services with respect to the calculation of Foreign Intrastate Taxes are available from such B&C Processor, Foreign Intrastate Taxes. ACI will calculate Foreign Intrastate Taxes for those B&C Processors that are capable of receiving Foreign Intrastate Tax calculations from ACI. Customer acknowledges and agrees that ACI is acting only as Customer's agent with respect to arranging for the billing and collection of taxes. To the extent that any B&C Processor: (A) does not provide services, or that ACI does not provide such services, with respect to the calculation of the B&C Processor-Calculated Taxes; or (B) is not capable of receiving Foreign Intrastate Tax calculations from ACI, Customer will be responsible for the calculation of such taxes hereunder.

     (b) B&C Processor Responsibilities. ACI will have the authority, on behalf of Customer, to authorize the B&C Processors: (i) to calculate the B&C Processor-Calculated Taxes in the same manner as the B&C Processors calculate taxes for their end users; (ii) to bill and collect Foreign Intrastate Taxes as calculated and processed by ACI; and (iii) to establish the tax exempt status of End Users in the same manner as the B&C Processors establish such status for their end users.

     (c) Payment of Taxes. Based solely upon the information received from the B&C Processors with respect to the B&C Processor-Calculated Taxes billed and collected by the B&C Processors, ACI will, on behalf of Customer and other subscribers of ACI, prepare and file in a timely manner with the applicable taxing authorities all returns covering the B&C Processor-Calculated Taxes and ACIcalculated Foreign Intrastate Taxes and will, on behalf of Customer and other subscribers of ACI, pay promptly and in full all of the B&C Processor-Calculated Taxes and ACI-calculated Foreign Intrastate Taxes collected by the B&C Processors from End Users to the appropriate taxing authorities.

     (d) Liability. Customer acknowledges and agrees that ACI will have no liability whatsoever to Customer if. (i) the B&C Processors fail to calculate, or incorrectly calculate, the B&C Processor-Calculated Taxes; (ii) the B&C Processors fail to furnish the information relating to the B&C Processor-Calculated Taxes to ACI; (iii) the B&C Processors fail to bill, or incorrectly bill, the End Users, (iv) the B&C Processors fail to establish the tax exempt status of End Users in the same manner as the B&C Processors calculate taxes or establish the tax exempt status for their End Users; or (v) ACI miscalculates any End User's Taxes whether resulting from the use by ACI of inaccurate or incomplete tax or End User information supplied to ACI by or through Customer, or a third party or otherwise, including, but not limited to, the tax status of an End User or the applicable tax rates. Customer will indemnify and defend ACI and will hold ACI harmless from and against any and all claims, actions, damages, liabilities, costs and expenses, including without limitation reasonable attorneys' fees and expenses, that are asserted against or incurred by ACI as a result of or in connection with any of the matters referred to above.

4.     Bulletin  Board

     (a) Bulletin Board Syste . In connection with the provision of services by ACI pursuant to this Agreement, ACI shall provide Customer with access to ACI's proprietary Bulletin Board System (the "Systern") for the purpose of electronically transmitting certain data to ACI and otherwise communicating electronically with ACI, and Customer is required to use such System. ACI will provide Customer with access to the System, and Customer will comply with the terms and conditions relating to such access, as described in Attachment 1 to this Schedule 3.01 and in accordance with the other terms and provisions of this Agreement.

     (b) Confidential Information. Customer agrees and acknowledges that, as between Customer and ACI, information available through use of the System, other than Customer Data, constitutes confidential and proprietary information of ACI subject to the restrictions on disclosure thereof set forth in Section 6.03 of this Agreement. In addition to such obligations, Customer agrees to hold any user identification codes and/or passwords provided to Customer for the purpose of utilizing the System in strict confidence and Customer will not disclose such codes and/or passwords to any other Person except employees of Customer who have a need to know such codes and/or passwords. Customer hereby agrees to indemnify and hold harmless ACI, its employees, agents, representatives, directors, and officers from any and all losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from, or relating to, Customer's failure to comply with the provisions of this Section 4(b) of Schedule 3.01.

                          ATTACHMENT 1 to SCHEDULE 3.01
                                       of
                     Billing and Related Services Agreement

BULLETIN  BOARD  SYSTEM:  TERMS  AND  CONDITIONS

Attachment  1  to  Schedule  3.01  Bulletin  Board  System: Terms and Conditions

1. General. In general, the System will permit Customer to either: (a) electronically transmit data to or from ACI; or (b) electronically transmit E-Mail messages to or from ACI or other designated customers of ACI by dialing into the ACI network from remote stations.

2. Customer Use of System; Data. Customer will be solely responsible for being proficient in the use of the System and following such procedures as may be required by ACI from time to time for use of the System. Customer will be responsible for its data and material while such data and material are in transit to or from ACL ACI may refuse to process, and may return to Customer, any materials or data that in Affs opinion: (a) are not of a quality or condition suitable for processing; (b) do not comply with Affs applicable standards and procedures; or (c) are otherwise not in machine-readable form.
Customer will be responsible for correcting rejected data and submitting the same for reentry.

3. Dial-Up Lines; User Identification and Password. ACI will establish and maintain telephone number(s) to be utilized by Customer in connection with use of the System. ACI will also provide to Customer a unique user identification code and password to be used by Customer when accessing the System.

4. Equipment. Customer will be solely responsible for the acquisition and maintenance of any hardware, software, or other materials (collectively, "Equipment") required by Customer for the purpose of utilizing the System. Set forth below is a list of hardware and software recommended by ACI for use with the System:

-  IBM  or  EBM  Compatible  233  MHz  Pentiume  (minimum)

-  32MB  of  RAM  or  higher

-  Hard  disk  drive  with  a  minimum  of  I  GB  of  spare  storage  space

-  VGA  or  Super  VGA  color  monitor

-  Mouse

-  Modem  with  at  least  28.8Kb  speed  (33.6  recommended)

-  LaserJeta  Printer  or  equivalent

-  DOS  Version  5.0  or  above

-  Microsoft  Windowse  Version  3.1  or  above,  Windows  950  or  Windows  NTO

-  ProComin  Pluse  (Windows  version  recommended)

-  Infornakere,  Version  6.5  (Required  for  optional  custom  reports)

     Customer represents and warrants to ACI that any Equipment used by Customer in connection with the System will not impair the System or interfere with the performance thereof. Upon notice from ACI that any Equipment is causing or is likely to cause such interference, Customer will promptly remove or replace such Equipment so that such interference will not occur. ACI reserves the right to require that all Equipment be approved in writing by ACI prior to use with the System.

5. Availability of System. The System may be accessed by Customer during such time periods as ACI may designate from time to time. Customer acknowledges that the System may not be available for access on occasion due to performance of maintenance on the System.

6. Functionality of System. Customer acknowledges that the performance of the System is subject to the functionality of the System from time to time and that, while ACI may in its sole discretion determine to upgrade or enhance the System, ACI is under no obligation to do so.


                          ATTACHMENT 2 to SCHEDULE 3.01
                                       of
                     Billing and Related Services Agreement

LICENSED  PROGRAM:  CONDITIONS  AND  RESTRICTIONS

Attachment  2  to  Schedule  3.01  Licensed Pro2ram: Conditions and Restrictions

1.     Grant  of  License  to  ProAct

     (a) Licensed Projzra . During the Term, ACI hereby grants to Customer and Customer hereby accepts from ACI, a non-exclusive, non-transferable license to use one copy, in object code form, of the management reporting system software known as ProAct and related user documentation (the "Licensed Program"). Customer agrees to comply with the obligations and restrictions relating to the Licensed Program as described herein, and in accordance with the other terms and conditions of this Agreement.

     (b) Ownership of Licensed Progra . The Licensed Program consists of valuable trade secrets of ACI and is and will remain ACI's exclusive property. Customer agrees to notify ACI promptly of any unauthorized disclosure, possession or use of the Licensed Program. If the Licensed Program, in whole or in part, comes into the possession of any unauthorized third party as a result of a breach by Customer of any provision of this Agreement, Customer will be responsible for retrieving the Licensed Program at Customer's own expense and will reimburse ACI for whatever reasonable expenses ACI incurs if ACI assists Customer in such efforts.

2.     Restrictions.

     A license to the Licensed Program is granted to Customer only in accordance with the terms and conditions contained in this Agreement and subject to the following restrictions:

     (a) Customer will be permitted to copy the Licensed Program for its use in accordance with this Agreement and for backup purposes.

     (b) Customer acknowledges and agrees that the Licensed Program constitutes confidential and proprietary information of ACI, and Customer will maintain the Licensed Program in strictest confidence and will provide access to the Licensed Program solely to its employees requiring such access. Customer will instruct those employees that the Licensed Program, and all components thereof, are proprietary to, and the trade secrets of, ACI and are subject to Section 6.03 of this Agreement.

     (c) Customer will not, and will not permit its employees or agents to sell, assign, lease, license, sublicense, or otherwise transfer or provide the Licensed Program, or any component thereof, rights therein, or access thereto, to any other party for any purpose.

     (d) Customer will not remove, alter, or deface any copyright notice or proprietary marking contained on or in the Licensed Program or any copy.

     (e) Customer will not modify the Licensed Program or combine it or merge it into any other program. All modifications and derivative versions of the Licensed Program, even though unauthorized, will be the exclusive property of ACI.
      (f) Customer will not de-compile, disassemble or reverse engineer the Licensed Program or create, recreate or attempt to create or recreate the source code or other aspects of the Licensed Program.

3.     Customer's  Responsibilities  Related  to  the  Licensed  Program.

     Customer will be solely responsible for the acquisition and maintenance of all hardware, software or other materials required to utilize the Licensed Program. Customer accepts responsibility for: (i) the selection of the Licensed Program; (ii) the installation of the Licensed Program; (iii) the use of the Licensed Program; and (iv) the results obtained from the Licensed Program. ACI does not warrant that the operation of the Licensed Program will be uninterrupted or effor-free. Customer acknowledges and agrees that the Licensed Program is provided by ACI hereunder "as is" and without warranty.

4.     Licensed  Program  Support.

     During the Term, ACI will provide the following support in connection with the Licensed Program:

     (a) Telephone Sgpport. ACI will provide telephone support to Customer for requesting operational assistance as it relates specifically to installation and operation of the Licensed Program application (excluding any hardware or system environment problems or operation problems related to Customer's business processes) during regular business hours (8:00 a.m. to 5:00 p.m. Pacific Time), Monday through Friday (excluding Affs holidays).

     (b) Routine Maintenance. ACI will provide to Customer maintenance support which will consist of the repair or replacement of the Licensed Program so as to correct any replicable defect or error in its functioning which causes the Licensed Program to fail to conform in all material respects to the Licensed Program documentation. Any other modifications to the Licensed Program will be provided by ACI as an Additional Service pursuant to Section 3.03. As a condition to ACI's maintenance obligation, Customer must notify ACI of the defect or error in sufficient detail to permit the identification, replication and correction thereof.

     From time to time, ACI may, in its sole discretion, make updates, improvements or changes to the Licensed Program which may be made available to Customer in separate releases to the Licensed Programs; provided however, ACI has no obligation to make any such updates, improvements or changes.


                                  SCHEDULE 3.02
                                       of
                     Billing and Related Services Agreement

BILLING  RELATED  SERVICES

Schedule  3.02  Billing  Related  Services

1.     Inquiry  Services.

     (a) During the Term, ACI may determine, in its sole discretion and in lieu of inquiry services provided by one or more B&C Processor, to (a) establish toll-free telephone numbers to be used by End Users for the purpose of making inquiries regarding charges for Billable Messages reflected on bills issued by such B&C Processors and (b) provide operators to assist End Users in connection with such inquiries (collectively, the "Primary Inquiry Services"). Customer acknowledges that ACI's election to provide Primary Inquiry Services will be made on a B&C Processor-by-B&C Processor basis and will include all Billable Messages sent to that B&C Processor by or through Customer and other customers of ACI. To the extent that ACI determines to provide such Primary Inquiry Services, ACI will make available such quantity of toll-free telephone numbers as ACI deems necessary for use by End Users in connection with inquiries regarding charges for services that were rendered by Customer and transmitted by ACI to a B&C Processor and will instruct each B&C Processor to refer all inquiries from End Users to such toll-free telephone numbers.

          In connection with any Primary Inquiry Services that ACI may provide, ACI will establish and maintain written guidelines that describe the manner in which ACI will respond to End User inquiries, including without limitation the manner in which credits or other appropriate adjustments are to be made, with such supplements and amendments as may be necessary from time to time. ACI will provide Customer with a copy of such written guidelines and any supplements or amendments thereto upon Customer's request. ACI will be responsible for responding to all End User questions and problems related to Billable Messages and will provide appropriate credits and adjustments, all in accordance with the procedures that it establishes. ACI will promptly notify Customer of all credits and adjustments issued by ACI on behalf of Customer. Customer will designate a service representative who will cooperate with ACI to the fullest extent possible in resolving any questions or problems.

     (b) Upon the written request of Customer in connection with any Primary Inquiry Services that ACI provides, ACI, in its sole discretion, may automatically transfer End User inquiries to Customer's call center for handling by Customer, provided Customer complies with the following with respect to the handling of all such End User inquiries:

          G) Customer must maintain a toll-free customer service telephone number to handle all End User inquiries which are automatically transferred to Customer's call center;

          (ii) All End User inquiries must be handled only by live operators and not by message machine or other devices, at a service level that meets or exceeds parameters set from time to time by ACI;

          (iii) ACI has the right at any time and from time to time to monitor calls to verify that End User inquiries are being handled appropriately by Customer's call center;

          (iv) ACI will handle all End User credits or other adjustments and Customer will, within three Business Days of the End User inquiry, provide to ACI all information necessary for ACI to provide such End User credits or adjustments in accordance with its established procedures. All such credit and adjustment information will be provided to ACI in a format approved by ACI. Customer agrees that it will not issue End User credits or adjustments of any type in a manner other than stated above in this Schedule 3.02, Section(b)(iv);

          (v) Customer will be responsible for providing to ACI updated subscriber account information (name, address, service type, etc.) in a format approved by ACI, on a regular basis as determined by ACI; but in no event less than monthly; and

          (vi) Customer acknowledges that the determination of ACI to transfer End User inquiries to customer will be made on a customer identification number-by-custorner identification number basis and will include all inquiries related to any such customer identification number.

     Notwithstanding anything above in this section to the contrary, ACI may, in its sole discretion and at any time, discontinue the transferring of End User inquiries to Customer's call center if Customer fails to satisfactorily handle any End User inquiry. The transfer of End User inquiries to Customer does not abridge Affs right to issue End User adjustments or credits in accordance with its established procedures.

2.     Complaint  Processing  Services.

     ACI will process regulatory and legislative complaints relating to Customer (the "Complaint Processing Services") as described in this Section 2 of Schedule
3.02.  The  Complaint  Processing  Services  consist  of  the  following:

     (a) Logging and tracking complaints by type for the purpose of identifying and alerting customers regarding existing or potential problems;

(b) Retrieving call details and adjustment histories for carrier identification;

     (c) Generating letters to consumers or inquiring federal or state agencies acknowledging receipt of complaints and identifying carriers, with copies to all relevant parties; and

(d)     Providing carriers with all of the foregoing information for resolution.

     (e) Upon complaint resolution by carriers, generating letters acknowledging responses from carriers to consumers and/or inquiring agencies, commissions or legislative bodies, with copies to all relevant parties.

                                  SCHEDULE 3.03
                                       of
                     Billing and Related Services Agreement

ADDITIONAL  SERVICES

Schedule  3.03  Additional  Services

Service     Charge
LOCATION  LOOKUP  FEATURE                        No  Charge
ACCOUNT  LOOKUP  FEATURE                         No  Charge
SUB-CARRIER  IDENTIFICATION  CODE  (Sub-CIC)     $3,500  Each
Set
     UP
CUSTOMER  IDENTIFICATION  NUMBER                 $  100  Each  Set Up
ON-SITE  CUSTOMER  TRAINING                      Actual  travel and
                                                 actual  out-of-pocket expenses.

PROFESSIONAL  SERVICES  [I  Hour  Minimum]     $  1501Ho


                                  SCHEDULE 3.04
                                       of
                     Billing and Related Services Agreement

SAFEGUARDING  AND  RETENTION  OF  CUSTOMER  DATA

Schedule  3.04  Safe2uarding  and  Retention  of  Customer  Data

1.     Retention  Schedule.

     ACI will store any Customer Data that is sent off-site for disaster recovery purposes in a protected vault for up to one year.

2.     Off-Site  Data  Storage.

     The off-site storage facility will employ security and environmental protection systems that guard against theft and fire and that control humidity and temperature.

3.     Facility  Security.

     ACI will perform the Billing Services at locations that employ controlled access systems and alarm systems that guard against theft, fire, heat and water.

4.     Contin2ency  Plan.

     ACI will maintain an up-to-date contingency plan to facilitate continued processing of Billable Messages in the event of a catastrophe or other event of natural force majeure or in the event of single processor failure within an ACI data center or the failure of the entire ACI data center.

                                  SCHEDULE 4.01
                                       of
                     Billing and Related Services Agreement

TERM  AND  COMPENSATION  TO  ACI

Schedule  4.01  Term  and  Compensation  to  ACI

1.     Billine  Services  Charges.

     (a) Svecial Service Message Fee. The Special Service Message (SSM) fee will apply to all billable SSMs. This fee will be calculated based on the average revenue per transaction of all

SSMs  processed  within  a  calendar  month.

     Average End-User Charge Per Message              Per  Message  Fee
     $00.01  -  10.00                                       1.5%
     $10.01  -  20.00                                       1.7%
     $20.01  -  30.00                                       2.0%
     $30.01  -  40.00                                       2.4%
     $40.01  -  50.00                                       2.8%
     $50.01-                                  Fee to be established by ACI on an
                                              individual case basis



Special  Service  Message  Approval  Process  and          $1,000
Irnplementation.  (First  Charge  Phrase).
Implementation  fee  for  each  charge  phrase               $500

By way of example, and for informational purposes only, if the average amount of

',,rocess  "and




each charge to the End-User is $10.00, the charge as calculated in accordance with the above table would be as follows:

SSM  Processing  Fee/message:                 $00.15
Billing  and  Collection  Fee:                  IQQM

Total  Billing  Services  Charge/message:     $00.15

     (b)  Minimum  Message  Reguirement.  Notwithstanding  Section  l(a) of this
Schedule 4.0 1, Customer will submit to ACI for processing hereunder not less than the amount reflected in the table below for the applicable period of the Term (the "Minimum Requirement"):

YP.Net,  Inc.                                     34

Period  Following  Services  Commencement  Date     Minimum  Requirement

Months  I  -  36                                   $1,000     Per  Month

Each  Month  Thereafter                            $1,000     Per  Month

     (c) Excess Rejected Messages. The service charges reflected above are applicable only to Billable Messages; if, however, more than two percent of the Messages submitted by Customer and its Clients to ACI during any particular month are Rejected Messages, and such Rejected Messages are deemed as such due to errors or ornissions of Customer and/or its Clients, Customer will pay to ACI for each such Rejected Message an amount equal to the charge for a Billable Message set forth in Section 1 (a) of this Schedule 4.0 1.

2.     Inouiry  Services  Charges.

     Customer  will  pay  ACI  $4.25  (plus  any  applicable  charge  of the B&C
Processor) for each inquiry handled by ACI in respect of Special Service Messages. Such charges are subject to adjustment from time to time by ACI upon 60 days'prior notice to Customer.

     With respect to each End User inquiry that ACI automatically transfers to Customer's call center for handling by Customer pursuant to Section I (b) of
Schedule 3.02, Customer will pay ACI a fee of $50. With respect to each End User Inquiry that ACI manually transfers to Customer's call center for handling by Customer, Customer will pay ACI a fee of $1.50. With respect to each End User inquiry that ACI refers (by giving the End-User Customer's toll-free telephone number) to Customer's call center for handling by Customer, Customer will pay ACI a fee of $ 1.00. In addition, Customer will pay ACI a fee of $0.35 for each credit or adjustment request submitted to ACI by Customer in ACI's prescribed electronic format. A one-time set-up fee of $200 will be charged upon initiation of service and again anytime a change or addition is requested.

3.     Complaint  Processina  Charges.

     With respect to each legislative or regulatory complaint for which ACI provides Complaint Processing Services, Customer will pay ACI the amount of fifty dollars ($50.00) plus any out-ofpocket expenses incurred by ACI in connection with providing the Complaint Processing Services. Charges due ACI for Complaint Processing Services are subject to adjustment from time to time by ACI upon sixty (60) days' prior notice to Customer.

4.     Calculation  of  B&C  Processor  Fees.

     Special Service Messaaes. During the Term of the Agreement, provided that the number of Customer's Billable SSMs per month is equal to or more than 1.5 per LEC per End User telephone bill, each B&C Processor's charges for processing Billable SSMs will be calculated to reflect the Customer's actual number of Billable SSMs per bill per B&C Processor.

     By way of example, if the Ameritech number of Billable Messages per bill is 1.4, then the B&C Processor charge will be calculated as follows:

@  1.4  Billable  Messages  per  bill     =  $0.400  Render  fee
1.4  Messages  x  .  10  Processing  Fee  =  $0.140  Message  Processing  Fee

                                          =  $0.540  Total  Fee  therefore;

B&C  Processor  Fee                       =  $0.3857  per  Message
Data  Transmission  Fee                   =  $0.0045  ver  Messaae
                                          =  $0.3902  Total  Fee  per  Message

     If the actual number of Billable SSMs per bill is less than 1.5, or if the B&C Processor does not provide a discount calculated in the foregoing manner, each B&C Processor's charges passed through to Customer will be equal to the average charge for all similar customers processing 0+ Billable Messages.

     Notwithstanding anything in this Section 4 to the contrary, in no event will the B&C Processor's charges passed through to Customer be less than the fee paid by ACI to such B&C Processors.

                                  SCHEDULE5.01
                                       of
                     Billing and Related Services Agreement

CUSTOMER  BILLING  OBLIGATIONS

Schedule  5.01  Customer  Billing  Obligations

1.     Billing  Obligations.

     (a) Preliminary Processing and Delivery of Messages. Customer will acquire Message data and will perform all of the preliminary processing of the Messages, which will include ensuring that the charge for each Message has been computed, arranging Message data in the Approved Message Format and providing the applicable batch control totals, including the total number of Messages and the total dollar amount of the charges per submission. After such preliminary processing has been completed, Customer will, at Customer's expense, deliver to ACI the Message data in a form or manner that is determined by ACI Software. Customer acknowledges that ACI will have no obligation to accept for processing any Message data that does not conform to the Approved Message Format.

(b) Singular Billing. With respect to the Message data submitted by Customer, ACI will be the sole, exclusive billing service provider for such Message data, and no Message data submitte will be for-wa+ded to, billed by, Qistempr- Ar- any other billing agent or clearinghouse.

     (c) Tariff Information and Rate Tables. Upon request, Customer will provide ACI with copies: (i) of all effective tariffs filed by Customer with Governmental Authorities; and (ii) of its current rate tables, in each case with such supplements and amendments as may be necessary from time to time.

     (d) Charges and Assessments. Customer will be responsible for, and will be obligated to pay: (i) any charges or assessments by any B&C Processor as a result of uncollectible charges for Messages billed, including any amounts owed if the amount of uncollectible charges exceeds the amount of the bad debt withholding; (ii) any charges or assessments by any taxing authority or Governmental Authority as a result of the nonpayment of Taxes by Customer; (iii) all costs and expenses related to each item that is to be provided by or through Customer pursuant to this Agreement and for which the financial responsibility has not been expressly assigned to ACI; and (iv) any other charges or assessments owing by ACI for which Customer has agreed to indemnify ACI pursuant to this Agreement.

2.     Taxes.

     (a) Customer Calculated Taxes. Customer will be solely responsible for calculating, and advising ACI with respect to any Taxes that are not calculated by ACI as described herein ("CustomerCalculated Taxes").

     (b) Tax Returns. Customer will be solely responsible for preparing and filing in a timely manner with the applicable taxing authorities and Governmental Authorities all returns covering Customer-Calculated Taxes and for promptly paying in full and remitting to such taxing authorities and Governmental Authorities all Customer-Calculated Taxes owed. At the request of ACI from time to time, Customer will provide ACI with copies of any and all tax returns that Customer has prepared and filed and other applicable information relating to the payment of the Customer-Calculated Taxes; provided,

YP.Net  B&C  092001     1  ,
lals
Draft  Date:  10/1/2001


Initials

however, that Customer will not be required to provide ACI with any information regarding Customer's federal, state or local income taxes. Notwithstanding the foregoing, Customer will not be deemed to be in breach of this Section 2(b) if it is contesting in good faith the imposition of any unpaid CustomerCalculated Taxes in appropriate administrative or judicial proceedings.



                                  SCHEDULE 5.07
                                       of
                     Billing and Related Services Agreement

REPRESENTATIONS  AND  WARRANTIES

Schedule  5.07  Representations  and  Warranties

Customer  represents  warrants,  covenants  and  agrees:

1. Customer does not and will not engage in unfair and/or deceptive trade practices.

     2. Customer does not and will not make false or misleading representations about its products and/or services.

     3. Customer will submit to ACI for billing only those products or services that directly pertain to a properly consenting End User's own telephone line or number. Without limiting the foregoing, Customer will not submit to ACI for billing any services or products relating to each of the following, or combination thereof:

a)     Box,  sweepstakes  or  contest-type  entry  forms.

b) Negative option sales offers, including negative option "free trial" periods.

C)     800  number  pay  per  call.

d)     Collect  call  back.

e)     Phantom  billing  -  or  billing  for  calls  or services never provided.

          f) Club or membership fees (including, but not limited to psychic, sports, prescription and/or travel card clubs).

     4. For each new End User after the Effective date, prior to submitting for billing any records in compliance with the above, each order or request for a program, product or service so billed will be authorized by the End User, and confirmed, by one of the following methods, subject to applicable law:

     a) hidependent Third Party Verification provided by an entity completely separate and not affiliated with Customer or any of its owners, officers, or employees; compensation to the independent entity will not be based on the number of positive authorizations or sales.

b)     Letter  of  Authorization  or  sales  order.

C)     Voice  recording  of  telephone  sales  authorization.

5. Any authorization and confirmation noted in Section 4 above will, at a minimum, contain the  following:

a)     The  date.

b)     The  name,  address  and  telephone  number  of  the  End  User.

C)     Assurance  that  the  End  User  is  qualified  to  authorize  billing.

d)     A  description  of  the  product  or  service.

e)     A  description  of  the  applicable  charges.

          f) An explicit End User acknowledgement that the charges for the product or services will appear on their next telephone bill.

g)     The  acceptance  by  the  End  User  of  the  offer.

6. In addition, authorization verified by an independent third party must include:

          a) An initial statement that the purpose of the verifications is to confirm the consumer's intention to accept the sales offer.

          b) A statement that the service provider is not affiliated with a LEC, where there is no affiliation.

C)     A  unique  consumer  identifier.

d) A review by third party personnel of the entire verification where the verification is  automated.

e)     An  independent  third  party  verifier must meet the following criteria:

(i)     It  must  be  completely  independent  of  the  service provider and the telemarketer.

(ii) It must not be owned, managed, controlled or directed by the service provider or the telemarketer.

(iii) It must not have any financial incentive in the completion of the sale.

(iv)     It  must  operate  in  a  location physically separate from the service provider  and  the  telemarketer.

7.     If  requested,  Customer  shall  supply  to  ACI:

a)     Names  of  officers  and  principals  of  Customer.

b)     Proof  of  corporate  or  partnership  status  of  Customer.

C)     Copies  of  certifications  as  required.

d)     Foreign  corporation  filings  as  required.

          e) Any information regarding whether Customer or its affiliates and/or its officers or principals have been subject to prior conviction for fraud or have had billing services terminated.

          f)  That  any  tariffs  of  Customer  be  made  available  on request.

          g) The names, addresses, officers and principals of any telemarketing companies to be used by the service provider.

          h) The names, addresses, officers and principals of any third party verification companies to be used by the service provider.

     8. If requested Customer shall provide to ACI for each of its products, and/or services or programs for which services are billed:

a)     Marketing  materials.

b)     Advertisements  (print  or  other  media).

     C) Applicable fulfillment package (which must include cancellation information if not included elsewhere and a toll free customer service telephone number).

d)     Scripts  for  both  sales  and  verification.

e)     Honest,  clear,  and  understandable  text  phrase  for  telephone  bill.

f)     Prior  notification  of  any  material  change  in the above information.

9.     Messages  submitted  to  ACI  for  billing:

     a) Strictly meet and/or adhere to the requirements of all federal, state, and local laws, rules regulations, ordinances, orders, and/or judgments, including but not limited to those of the Federal Communications Commission, the Federal Trade Commission, and any state Public Service[Utility Commission or attorney general;

          b) Strictly meet and adhere to the requirements of any policy of ACI, B&C Processor or Laws;

          C) Is the valid, legally enforceable and unconditional obligation of the Person who is indicated by Customer to be obligated on such a Message for products and/or services previously rendered;

          d) Is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

          e) Arises out of the completed delivery of telecommunications services in the ordinary course of Customer's business and in accordance with the terms and conditions of any contracts or other documents related thereto;

          f) Is for a specific amount due and owing so reflected and is not evidenced by a chattel paper, promissory note or other instrument;

          g) Is not subject to any offset, deduction, or agreement for offset or deduction, or any defense, dispute, counterclaim, or any other claim, defense or adverse condition, and is absolutely owing to Customer, and is not contingent in any respect or for any reason except for matters for which discounts, credits or allowances are granted by Customer in the ordinary course of business consistent with past practices which have been reflected on the information submitted to ACI for processing;

          h) There are no facts, events or occurrences that in any way impair the validity or enforceability thereof, or tend to reduce the amount payable reflected in a Message;

          i)  Without  limiting  any  other provisions of the Agreement, the End
User: (i) had the capacity to enter into at the time any contract or other document relating to such Message; and (ii) such End User is solvent;

          j) There is no fact or circumstance which would impair the validity or collectability of, or the charges on, the Message, by Customer and/or its permitted assignee or designee, and there are no proceedings or actions which are threatened or pending against or on behalf of the End User which might result in any material adverse change in the collectability of the charges on a Message;

          k) All supporting documents and other evidence of Messages delivered to ACI are complete and correct and valid and enforceable in accordance with their terms, and all signatures and endorsements that appear thereon are genuine;

          1) Customer has the full and unqualified right to submit Messages to ACI for processing;

          in) Each message: (i) has not been previously billed or submitted to any Person other than ACI for billing and collection; (ii) is not subject to any Liens or factoring arrangements, except exclusively through ACI; and (iii) does not relate to services performed more than ninety (90) days prior to the date said message was received by ACI for processing; and

          n) Such message does not arise out of services performed for: (i) Customer; (ii) any subsidiary or Affiliate of Customer; (iii) any End User located outside the United States of America; or (iv) any Governmental Authority, domestic or foreign.

     10. Customer nor its affiliates, parents, subsidiaries, officers, directors, members, owners, partners, shareholders (excluding non-controlling shareholders for public companies), employees, agents, representatives, joint venturers, successors and permitted assigns have been convicted of fraud, or have had billing services terminated.